Exhibit 10.5
Confidential Materials omitted and filed separately with the
Securities and Exchange Commission. Asterisks denote omissions.
     This Agreement (this “Agreement”) is made as of December 22, 2003 (the “Effective Date”), by and between Medisystems Corporation, a Washington corporation (“MDS”), and DaVita Inc., a Delaware corporation (“DVA”).
W I T N E S S E T H :
     WHEREAS, MDS produces BLOOD TUBING PRODUCTS, including CUSTOM DVA CODES, and ACCESS DEVICES (all as defined in Schedule A attached hereto and incorporated herein by this reference) and delivers such BLOOD TUBING PRODUCTS and ACCESS DEVICES (collectively, the “MDS PRODUCTS”) to certain qualified distributors of MDS (each, a “MDS CONTRACT DISTRIBUTOR”); and
     WHEREAS, DVA wishes to purchase MDS PRODUCTS from such MDS CONTRACT DISTRIBUTORS;
     NOW, THEREFORE, the parties agree as follows:

1.	Purchase Commitment.

1.1	(a) During the Term of this Agreement, DVA shall purchase BLOOD TUBING PRODUCTS (as identified and defined on Schedule A) from DVA’s chosen MDS CONTRACT DISTRIBUTOR (as identified on Schedule C) sufficient to fulfill at least [**] percent ([**]%) of DVA’s total blood tubing set usage (in pairs) in DVA-owned facilities, including inventory needs, but not including [**] unless and until DVA elects by [**] days written notification to MDS, which notification shall be given by DVA upon the earlier of (X) [**] or (Y) the date on which such acquired facility has used up its inventory of blood tubing products (the “BLOODLINE COMMITMENT”). The foregoing BLOODLINE COMMITMENT shall go into effect commencing three (3) months after the Effective Date of this Agreement (with the first three months constituting a “grace period”).

(b) MDS may audit such annual compliance, at its sole cost and expense, by a third party accounting firm reasonably acceptable to DVA and with confidentiality requirements acceptable to DVA, during normal business hours and upon at least [**] business days notice to DVA. If during each [**] month period during the Term of this Agreement DVA [**], DVA shall [**] not so purchased during [**] period (but this provision shall not apply with respect to the “grace period”), and, except for this provision and the terms of section 1.4 below, MDS shall not be entitled to any other damages or remedy whatsoever. Any such payment by DVA to MDS shall be made within [**] days of the anniversary of this Agreement.

(c) MDS acknowledges that DVA’s total usage for BLOOD TUBING PRODUCTS is currently forecast to be no less than [**] pair/month, from and after the grace period referenced above. MDS and DVA acknowledge that the foregoing forecast is non-binding and is being provided only to assist MDS in determining whether it can meet DVA’s needs. DVA shall provide MDS [**] forecasts on a code by code basis, which DVA will use its best commercially reasonable efforts to make as accurate as possible no later than [**] days prior to the beginning of each [**].

1.2	(a) During the Term of this Agreement, DVA shall purchase AVF NEEDLE SETS (as identified and defined on Schedule A) from DVA’s chosen MDS CONTRACT DISTRIBUTOR sufficient to fulfill at least [**] percent ([**]%) of DVA’s total AVF set usage (in each equivalents) in DVA-owned facilities, including inventory needs, but not including [**] unless and until DVA elects by [**] days written notification to MDS, which notification shall be given by DVA upon the earlier of (X) [**] or (Y) the date on which such acquired facility has used up its inventory of AVF products (the “AVF COMMITMENT”). The foregoing AVF COMMITMENT shall go into effect commencing three (3) months after the Effective Date of this Agreement (with the first three months constituting a “grace period”), (b) MDS may audit such annual compliance, at its sole cost and expense, by a third party accounting firm reasonably acceptable to DVA and with confidentiality requirements acceptable to DVA, during normal business hours and upon at least [**] business days notice to DVA. If during each [**] period during the Term of this Agreement DVA [**], DVA shall [**] not so purchased during [**] period (but this provision shall not apply with respect to the “grace period”), and, except for this provision and the terms of section 1.4 below, MDS shall not be entitled to any other damages or remedy whatsoever. Any such payment by DVA to MDS shall be made within [**] days of each anniversary of this Agreement.

(b) MDS acknowledges that DVA’s total usage for AVF NEEDLE SETS is currently forecast to be no less than [**] eachcs/month, from and after the grace period referenced above. MDS and DVA acknowledge that the foregoing forecast is non-binding and is being provided only to assist MDS in determining whether it can meet DVA’s needs. DVA shall provide MDS with [**] forecasts on a code by code basis, which DVA will use its best commercially reasonable efforts to make as accurate as possible no later than [**] days prior to the beginning of each [**].

1.3	(a) DVA makes no commitment to purchase any particular unit volume of antistick needle/connectors from MDS (defined as the “MEDIC” on Schedule A) during the Term of this Agreement, or any particular percentage of its requirements for antistick needle/connectors, but DVA shall submit a rolling non-binding forecast to MDS regarding its estimated [**] months’ future orders to its MDS CONTRACT

DISTRIBUTOR for MEDIC, for MDS’ production planning purposes. At any time during the Term of this Agreement DVA may commit to MDS upon [**] days written notice to a minimum annual volume of MEDIC purchases for the remainder of the Term of this Agreement (a “MEDIC COMMITMENT”) which shall qualify for special pricing as hereinafter described.

(a) Only if DVA makes the foregoing MEDIC COMMITMENT, MDS may audit such annual compliance by a third party accounting firm reasonably acceptable to DVA and with confidentiality requirements acceptable to DVA. If during each such commitment period during the Term of this Agreement DVA, [**] DVA shall [**] not so purchased during each such commitment period, and MDS shall not be entitled to any other damages or remedy whatsoever. Any such payment by DVA to MDS shall be made within [**] days of each anniversary of this Agreement.

1.4	In addition to the liquidated damages provided for above, in the event that DVA fails to meet its annual commitment for either BLOOD TUBING PRODUCTS or AVF NEEDLE SETS, the [**], as the case may be) set forth in Schedule B shall be [**] for the remaining Term of the Agreement.

2.	Price Guarantee.

2.1	(a) From and after the Effective Date and throughout the Term of this Agreement for BLOOD TUBING PRODUCTS (as set forth in Section 5 below), MDS shall make the BLOOD TUBING PRODUCTS purchased by DVA’s chosen MDS CONTRACT DISTRIBUTOR and further sold to DVA, available at the EFFECTIVE PRICES as set forth in Schedule B hereto for DVA’s purchases (which is incorporated herein by this reference) provided that DVA complies with its BLOODLINE COMMITMENT. Such EFFECTIVE PRICES do not reflect any MDS CONTRACT DISTRIBUTOR markup to DVA.

(b) [intentionally omitted]

(c) From and after the Effective Date and throughout the Term of this Agreement for ACCESS DEVICES (as set forth in Section 5 below), MDS shall make the AVF NEEDLE SETS purchased by DVA’s chosen MDS CONTRACT DISTRIBUTOR, and further sold to DVA, available at the EFFECTIVE PRICES as set forth in Schedule B hereto for DVA’s purchases provided that DVA complies with its AVF COMMITMENT. Such EFFECTIVE PRICES do not reflect any MDS CONTRACT DISTRIBUTOR markup to DVA.

(d) From and after the Effective Date and throughout the Term of this Agreement for ACCESS DEVICES (as set forth in Section 5 below), MDS shall make the MEDIC products purchased by DVA’s chosen MDS CONTRACT DISTRIBUTOR, and further sold to DVA, available at the EFFECTIVE PRICES as set forth in Schedule B hereto for

DVA’s purchases. Such EFFECTIVE PRICES do not reflect any MDS CONTRACT DISTRIBUTOR markup to DVA.

If DVA makes a MEDIC COMMITMENT, [**] shall be adjusted such that such [**] shall treat each [**] as if it were [**] during the remaining Term of the Agreement. By way of example only, if DVA makes a MEDIC COMMITMENT on the first anniversary of the Agreement for [**] MEDIC products, such EFFECTIVE PRICE shall be $[**]ea for all MEDIC products from unit one, after the first anniversary, throughout the remainder of the Term.

(e) Except for the liquidated damages provision as set forth in Section 1.1(b), any failure by DVA to comply with its BLOODLINE COMMITMENT shall not affect the EFFECTIVE PRICES for ACCESS DEVICES as set forth in Schedule B hereto; nor except for the liquidated damages provisions as set forth in Section 1.2(b) shall any failure by DVA to comply with its AVF COMMITMENT affect the EFFECTIVE PRICES for BLOOD TUBING PRODUCTS as set forth in Schedule B hereto. Any failure by DVA to comply with either its BLOODLINE COMMITMENT or its AVF COMMITMENT shall not affect the EFFECTIVE PRICES for MEDIC products (or MEDIC COMMITMENT, as the case may be) as set forth in Schedule B hereto.

2.2	From and after the Effective Date and throughout the Term, the EFFECTIVE PRICES for each CUSTOM DVA CODE together with AVF NEEDLE SETS to DVA’s chosen MDS CONTRACT DISTRIBUTOR for DVA’s relevant commitment shall be [**] taking into consideration [**] at which MDS [**].

3.	MDS Products Not for Resale.

All MDS PRODUCTS sold by any MDS CONTRACT DISTRIBUTOR to DVA pursuant to this Agreement are exclusively for use in DVA-owned or managed facilities and for the home patients thereof. DVA may not distribute, redistribute, resell, or otherwise transfer to any other third party any MDS PRODUCTS purchased under this Agreement.

4.	Custom DVA Codes Acceptance; Delivery Requirements.

4.1	Subject to DVA’s written acceptance of MDS’ documented specifications of each CUSTOM DVA CODE (such specifications being attached hereto as part of Schedule A and incorporated herein by this reference), MDS shall accept DVA’s MDS CONTRACT DISTRIBUTOR’S initial order for each such CUSTOM DVA CODE for delivery to such MDS CONTRACT DISTRIBUTOR within [**] days. Repeat orders for each such CUSTOM DVA CODE and for ACCESS DEVICES shall be accepted for delivery to

DVA’s chosen MDS CONTRACT DISTRIBUTOR pursuant to the contractual provisions of the governing agreement between MDS and DVA’s chosen MDS CONTRACT DISTRIBUTOR. Any subsequent DVA-requested change in any specification of any CUSTOM DVA CODE shall require the above acceptance process and initial order delivery lead-time of [**] days to be repeated.

4.2	MDS agrees that it will fulfill all MDS CONTRACT DISTRIBUTOR orders on a timely basis pursuant to its contractual arrangements with such MDS CONTRACT DISTRIBUTOR.

4.3	On or prior to the EFFECTIVE DATE, DVA shall elect by written notice to MDS a MDS CONTRACT DISTRIBUTOR from among those set forth on Schedule C. Any DVA change in its chosen MDS CONTRACT DISTRIBUTOR, as listed in Schedule C, for the MDS PRODUCTS shall require written notice to MDS at least [**] days prior to DVA placing purchase orders for MDS PRODUCTS to such newly chosen MDS CONTRACT DISTRIBUTOR provided, however, that such newly chosen MDS CONTRACT DISTRIBUTOR has a continuing contractual relationship throughout the Term of this Agreement, and provided, further that MDS shall exercise its best commercially reasonable efforts to effectuate such change on fewer than [**] days notice, MDS shall promptly notify DVA if the relationship between MDS and any of the MDS CONTRACT DISTRIBUTORS listed on Schedule C has terminated.

5.	Terms and Termination.

5.1	Unless earlier terminated pursuant to this Section 5, this Agreement shall be for a Term beginning on the Effective Date and ending eighteen (18) months thereafter for BLOOD TUBING PRODUCTS and on the second anniversary thereof for all other MDS PRODUCTS.

5.2	The following shall constitute a termination default (‘Termination Default”) hereunder:

(a) Substantial breach of the terms of this Agreement, which breach is not cured, corrected or otherwise resolved within [**] days after written notice by the non-breaching party (setting forth the particulars of the alleged breach) to the breaching party; or

(b) the delivery of one or more types (product codes)_of MDS PRODUCTS (i) which are defective and (ii) (A) which materially interfere with the conduct of normal operations at one or more of DVA’s facilities or (B) which adversely affect the ability to treat patients at one or more of DVA’s facilities, in either case, for more than [**] consecutive days without replacement of such defective products; or

(c) (i) the institution by or against a party or its assets of insolvency, receivership or bankruptcy proceedings or any other material proceedings for the settlement of such party’s debts, (ii) a party’s making a general assignment for the benefit of its creditors, or (iii) a party’s dissolution.

5.3	Upon the occurrence of a Termination Default hereunder, and only upon such occurrence, the non-defaulting party may terminate this Agreement immediately upon written notice to the defaulting party. Termination of this Agreement shall not relieve either party of obligations incurred prior to the effective date of termination, including without limitation obligations of payment of monies or credits owed at the time of such termination. The provisions of this Section 5 and of Sections 8 (Warranties), l0 (Confidentiality), 11 (Indemnification and Insurance), 17.5 (Choice of law), and any other provision the context of which shows the parties intended it to survive, shall survive any expiration or termination of this Agreement.

5.4	Upon any termination or expiration of this Agreement, MDS shall fulfill all orders previously placed to MDS by DVA’s chosen MDS CONTRACT DISTRIBUTOR, pursuant to orders placed by DVA, that are in accordance with the provisions of the MDS agreement with such MDS CONTRACT DISTRIBUTOR. MDS shall not produce any MDS PRODUCT, including CUSTOM DVA CODES, not ordered by DVA’s chosen MDS CONTRACT DISTRIBUTOR and MDS shall not, under any circumstances, sell, assign, pledge, deliver or transfer any MDS PRODUCTS consisting of CUSTOM DVA CODES to any other person or entity other than DVA’s chosen MDS CONTRACT DISTRIBUTOR.

6.	Force Majeure.

Unless otherwise stated herein, all obligations of either party hereto shall be excused to the extent and for the period of time necessitated by the occurrence of any act of God, fire, casualty, flood, war, failure of public utilities, injunction, accident, epidemic, riot, insurrection, strikes, lockouts or other labor problems, delays in the delivery of raw materials, parts or completed merchandise by the supplier thereof, or any other circumstances beyond the reasonable control of the party asserting it (and not caused by the negligence of the non-performing party), which prevents or delays the performance by such party of any of its obligations under this Agreement. However, if any such circumstances persist for longer than sixty (60) days, the unaffected party may terminate this Agreement effective at the end of such sixty (60)-day period.

7.	Failure to Supply.

In the event MDS cannot supply or does not deliver any MDS PRODUCT(S) (whether as a result of force majeure or otherwise) within and for the time period pursuant to the agreement between MDS and DVA’s chosen MDS CONTRACT DISTRIBUTOR, MDS agrees that it shall give notice as promptly as is practicable under the circumstances to DVA, unless an order of a regulatory agency or other action arising out of patient safety concerns requires the giving of shorter notice. In the event MDS is unable to fulfill MDS CONTRACT DISTRIBUTOR’S contractually placed orders within the provisions of such agreement at any time during the Term of this Agreement, other than by action of the FDA, DVA’s chosen MDS CONTRACT DISTRIBUTOR shall be entitled, at a minimum, to have the same proportion of its purchase orders fulfilled at all times as other purchasers of the MDS PRODUCTS and, upon written request, MDS shall provide written assurances of same to DVA and its chosen MDS CONTRACT DISTRIBUTOR.

In addition, in such circumstances, (a) any purchases of other codes of MDS bloodlines or access devices, as the case may be, or other manufacturers’ products by DVA shall count as MDS PRODUCT unit purchases for purposes of the BLOODLINE commitment, the AVF COMMITMENT and any MEDIC COMMITMENT and for purposes of the tier pricing and rebates for MEDIC products not subject to any MEDIC COMMITMENT set forth in Schedule B; and (b) MDS has the right to offer to DVA substitute MDS PRODUCTS at effective pricing no greater than as listed on Schedule B; and (c) if the failure to supply was not the result of force majeure [**] then MDS shall [**] and what DVA [**], but in no case shall MDS be liable for payment to DVA of such difference in excess of $[**] per pair for BLOOD TUBING PRODUCTS, $[**] per each equivalent for AVF NEEDLE SETS or $[**] per each equivalent for MEDIC. Notwithstanding the foregoing, if MDS’ failure to supply MDS PRODUCTS persists for longer than sixty (60) days and MDS is unable to provide reasonably acceptable alternative MDS PRODUCTS, DVA may terminate this Agreement effective at the end of such sixty (60) day period.

8.	Warranties.

Each party represents and warrants to the other that this Agreement (a) has been duly authorized, executed and delivered by it, and (b) constitutes a valid, legal, and binding agreement enforceable against it in accordance with its terms. MDS represents and warrants that it has all rights, licenses, permits and consents necessary to sell the MDS PRODUCTS to DVA’s chosen MDS CONTRACT DISTRIBUTOR and to perform its obligations hereunder, and that it shall at all times comply in all material respects with all federal, state and local laws and regulations applicable to its business and its performance of its obligations under this Agreement. MDS warrants that the use by DVA of the MDS PRODUCTS for their intended use shall not infringe upon any ownership rights of any other person or upon any patent, copyright, trademark, or other intellectual property or proprietary right or trade secret of any third party. MDS warrants that it will convey to DVA’s chosen MDS CONTRACT DISTRIBUTORS good and marketable title to the MDS PRODUCTS. MDS further covenants and agrees that no MDS PRODUCT delivered hereunder to DVA’s chosen MDS CONTRACT DISTRIBUTOR is or will be adulterated or misbranded within the meaning of the Federal Food, Drug and Cosmetic Act, as amended, or within the meaning of any applicable state or municipal taw, or is or will be a product which may not be introduced into interstate commerce. MDS further warrants that the MDS PRODUCTS purchased pursuant to this Agreement (a) shall be manufactured in accordance with their packaging; (b) are and shall be manufactured, handled, stored and transported by MDS in accordance with all applicable United States, state and local laws and regulations pertaining thereto, including without limitation, the Federal Food, Drug, and Cosmetic Act and implementing regulations and United States Food and Drug Administration (“FDA”)-approved Good Manufacturing Practices, and meet all specifications for effectiveness, safety and reliability as required by the FDA, and (c) when used in accordance with the directions on the labeling, are and shall be fit for the purposes and indications described in the labeling. MDS further warrants that the

MDS PRODUCTS are in compliance with all applicable federal laws and regulations and is not aware of any state or local law or regulation that would prohibit the use of the MDS PRODUCTS. MDS warrants that all Products sold to a MDS CONTRACT DISTRIBUTOR in accordance with this agreement will be of the kind and quantity specified from time to time herein, will conform to the relevant samples or models previously delivered to DVA and will conform to their specifications (including for the CUSTOM DVA CODES, the specifications attached as Schedule A as may be modified by written agreement of the parties during the Term of this Agreement), and will be free of defects in materials or workmanship. If any of the MDS PRODUCTS are used, stored or shipped by DVA other than in accordance with MDS labeling, the product warranties shall be void and of no effect. There are no other expressed or implied warranties.

9.	Product Addition.

Any products other than those set forth on Schedule A may be included under the terms hereof, but only upon the mutual, written agreement of the parties. Prices for such products shall be negotiated by the parties in good faith and the agreed prices shall be confirmed in writing and made a part of this Agreement.

10.	Confidentiality.

Both MDS and DVA agree that this Agreement (including all Schedules) represents and contains confidential information which shall not be disclosed to any third party, or otherwise made public, without prior written authorization of the other party, except where it is required by law or pursuant to subpoena or court or administrative order, and then only upon prior written notification to the other party giving such party an adequate opportunity to take whatever steps it deems necessary to prevent, limit the scope of or contest the disclosure. Neither party shall make any public announcement (including, without limitation, any press release or other similar announcement) of the matters described in this Agreement without the express prior written consent of the other party. Each party agrees not to use, release, publish or distribute any materials or information (including but not limited to advertising and promotional materials) containing the names, tradenames, or trademarks of the other party without the express prior written consent of such other party. Each party and its agents shall keep confidential and shall hold in trust for the sole benefit of the other, and not disclose or use except in connection with the performance of its obligations hereunder, any and all trade secrets and other proprietary and confidential information regarding the other’s business, customers, financial condition, practices or procedures (including business and clinical practices and protocols and patient information), whether disclosed by the other or discovered by it. Any breach of these provisions would cause irreparable harm to the other party, and each party agrees that it will not interpose the lack of such irreparable harm in any action to enforce these obligations. Each party agrees to require each of its subcontractors or agents hereunder to provide reasonable assurance that such subcontractor or agent will comply with the terms hereof, and any breach of this provision by any such subcontractor or agent shall be deemed a breach of this Agreement by the respective party hereto.

11.	Indemnification and Insurance.

11.1	MDS agrees to defend, indemnify and hold harmless DVA, its affiliates, successors, assigns, directors, officers, agents and employees (“DVA Indemnitees”) from and against any and all liabilities, demands, losses, damages, and/or expenses (including costs, expenses, fines, amounts paid in settlements or judgments, reasonable attorneys’ fees, witnesses’ fees, investigation expenses, and, expenses incident thereto) (collectively referred to as “Damages”) that DVA Indemnitees may suffer resulting from: (i) any claim, lawsuit, investigation, proceeding, regulatory action, or other cause of action (or threats thereof), to the extent arising out of any defect in the design or manufacture of any MDS PRODUCT, including but not limited to claims for property damage, loss of life, and bodily injury (a “PROCEEDING”), or (ii) the breach by MDS of any warranty, representation or covenant contained in this Agreement or in materials furnished by MDS for DVA’s use. Notwithstanding the foregoing, in no event shall MDS have an obligation to defend, indemnify or hold DVA harmless hereunder to the extent any such Damages were caused by the negligence or willful misconduct of DVA, its employees, agents or contractors.

11.2	If any PROCEEDING referred to in Section 11.1 is brought against DVA, DVA shall give prompt notice to MDS of the commencement of such PROCEEDING. Following receipt of such notice MDS shall have the option to assume the defense of such PROCEEDING with counsel reasonably satisfactory to DVA. After notice to DVA from MDS of its election to assume the defense of such PROCEEDING, MDS will not, as long as it diligently conducts such defense, be liable to DVA under this Section 11 for any fees of other counsel or any other expenses with respect to the defense of such PROCEEDING. If MDS does not assume defense of such PROCEEDING, DVA shall have the right, following notice to MDS, to assume the defense of such PROCEEDING and MDS shall reimburse DVA for any expenses reasonably incurred by DVA in connection with the investigation and defense thereof. In no event shall either of MDS or DVA be bound by a compromise or settlement of a PROCEEDING without such party’s prior written consent.

11.3	MDS agrees that it shall secure and maintain in full force and effect throughout the term of this Agreement (and following termination, to cover any claims arising from this Agreement) commercial general liability insurance, which includes contractual liability coverage, product liability and workers’ compensation insurance, with a limit of liability of $3,000,000. Any limits on MDS’S insurance coverage shall not be construed to create a limit on its liability with respect to its obligations hereunder. DVA shall be named as an additional insured on vendor’s endorsement for product liability insurance. Such policies shall provide at least thirty (30) days prior written notice to DVA of the cancellation, non-renewal or substantial modification thereof. MDS shall supply certificates of insurance to DVA upon request.

12.	Compliance with DVA’s Policies.

The parties agree to negotiate in good faith to amend this Agreement and/or enter into such additional agreements to the extent deemed necessary or appropriate by DVA in connection with any disclosure by DVA to MDS of any patient information (including any individually identifiable health information) and/or to comply with DVA’s Vendor Relations and Health Information Privacy Policies and Procedures as provided by DVA to MDS, or any federal or state regulations or statutes related to privacy of health information. Simultaneously upon execution of this Agreement, DVA has delivered to MDS a copy of all applicable Vendor Relations and Health Information Privacy Policies and Procedures in effect on the date hereof, and MDS acknowledges receipt of same and agrees to make commercially reasonable efforts to comply with the requirements thereof. During the term of this Agreement, DVA shall provide MDS, from time to time, with additional Vendor Relations and/or Health Information Privacy Policies and Procedures as they become effective, and with updates and/or additional information related to same, at least thirty (30) days prior to the effective date of each policy and procedure.

13.	Access.

MDS acknowledges, agrees and understands that [**] shall be permitted access [**]. Without limitation of the foregoing, MDS agrees that it and its agents, representatives and employees shall at all times comply with all applicable laws and regulations, and with DVA’S general policies and procedures, regulations and guidelines regarding product promotion, health information privacy and otherwise (which applicable policies, procedures, regulations and guidelines shall be identified to MDS from time to time by DVA as more fully described in Section 12), and that MDS’S discussion of the MDS PRODUCTS shall be in compliance with all such policies, procedures, regulations and guidelines and all applicable laws and regulations. Furthermore, MDS acknowledges, agrees and understands that [**].

14.	Training.

Subject to the terms of Section 13 above, MDS shall provide qualified clinical personnel to deliver appropriate educational and in-service programs and materials, at [**] cost or expense, to DVA’s corporate personnel at DVA’s facilities located throughout the United States. The educational and in-service materials and programs shall include hands-on training sessions, written literature, videos and/or CD-ROMS, as well as unlimited telephone support services which shall be staffed by qualified personnel available during regular business hours 5 days per week.

15.	Monitoring Product Quality.

MDS shall inform DVA in writing within [**] of MDS’ receipt of a product complaint from DVA acknowledging an initiation of an investigation into the complaint. MDS shall provide to DVA a written update when the complaint sample has been received and sent to the factory. Within [**] days, MDS shall notify DVA of the status of such complaint, if not already previously notified by MDS. MDS will make best reasonable efforts to conclude all complaints within [**] days. At the conclusion of the complaint, MDS shall provide a thorough and formal written assessment to DVA’s Vice President, Clinical Operations.

16.	Meetings.

16.1	MDS may elect to participate in regional rallies, regional meetings, and other meetings and presentations (“Other Meetings”) that may be organized from time to time by DVA during the Term, other than DVA’s annual national meeting, annual medical directors meeting, and annual divisional meetings, on such terms and conditions as shall generally apply to participation by vendors at such Other Meetings.

16.2	MDS hereby acknowledges receipt of a copy of DVA’S current Policies and Procedures entitled “Sponsorship Discounts and Event Participation” and “Vendor Relations Policy” (“Policies”), and agrees to be bound by the terms thereof to the extent applicable. DVA agrees that, except as provided in the Policies, none of its agents, representatives or employees (“Agents”) shall otherwise solicit MDS for any other contributions, sponsorships, awards, prizes, raffles or the like (“Contributions”), for DVA or any of its agents or facilities, whether in cash or in kind, at any local, regional or national event, seminar, meeting, conference, rally or pursuant to any other program. MDS acknowledges and agrees that, except as provided in the Policies, it shall not make or offer to make any such other Contributions to DVA, its Agents, or its facilities.

17.	Miscellaneous.

17.1	DVA acknowledges that the MDS PRODUCTS are intended for use only by qualified medical personnel fully trained in their use and who are under the direction of a licensed physician and have the Instructions for Use (provided within each unit of sale) readily available.

17.2	This Agreement contains the entire agreement between MDS and DVA and supercedes all prior understandings or agreements of the parties, whether written or oral, with respect to the subject matter hereof. No modification of, nor amendment to, this Agreement shall be effective unless in writing and signed by MDS and DVA. The Schedules attached are incorporated herein. To the extent that any provision of any purchase order, invoice, or any other document, or the terms of any of MDS’S general policies, procedures or catalogs, conflict with or materially alter any term of this Agreement, this Agreement shall govern and control.

17.3	This Agreement is not, and shall not be construed to be, a grant of any right or license, express or implied, to MDS by DVA to manufacture or sell the DVA CUSTOM CODES,

or products that have identical specifications as the DVA CUSTOM CODES, to anyone other than DVA’s chosen MDS CONTRACT DISTRIBUTOR. MDS shall not refer to the DVA CUSTOM CODES or the specifications for any DVA CUSTOM CODES in any advertising or promotional literature or in connection with any advertising or promotional literature, and MDS shall not disclose the specifications of the DVA CUSTOM CODES to MDS CONTRACT DISTRIBUTOR.

17.4	The rights and obligations of the parties shall inure to the benefit of, and shall be binding upon the parties hereto and their respective successors and assigns; provided that neither party shall assign its rights and obligations hereunder without the prior written consent of the other, such consent not to be unreasonably withheld, conditioned or delayed. Notwithstanding the foregoing, (a) if MDS assigns its rights and obligations hereunder to any party that is a competitor of DVA; or (b) if MDS engages in any transaction or series of transactions not in the ordinary course of business with any party that is a competitor of DVA (i) in which the persons, who are the stockholders of MDS immediately prior to the consummation of such transaction, possess immediately after the consummation of such transaction less than 50% of the voting power of MDS or, if MDS does not survive such transaction, the surviving entity, or (ii) involving any sale or transfer of all or substantially all of the assets of MDS, then MDS shall notify DVA of same within seven (7) days following consummation of such transaction, and DVA shall have the right to terminate this Agreement at any time immediately upon delivery of written notice to MDS.

17.5	This Agreement shall be governed by and construed according to the laws of the State of Washington without reference to conflicts of law principles. Each party agrees to submit to the jurisdiction of the courts of the State of Washington for the purpose of resolving any dispute hereunder. If particular portions of this Agreement are ruled unenforceable, such portions shall be deemed modified to the extent necessary to render such portions enforceable and to preserve to the fullest extent permissible the intent and agreement of the parties herein set forth.

17.6	Any notice required to be given under this Agreement shall be in writing and deemed to have been given (a) one day following the sending of a facsimile if the sender on the same day sends a confirming copy of such notice by a nationally recognized overnight delivery service (charges prepaid) with instructions for overnight delivery, or (b) five days after the date of mailing if mailed by first class mail, registered or certified mail with return receipt requested (postage prepaid), or (c) one day following traceable delivery to a nationally recognized overnight delivery service (with charges prepaid) with instructions for overnight delivery, in each case addressed to the appropriate party at the following addresses:

(i) to MDS:	Medisystems Corporation
701 Pike Street, 16th Floor
Seattle, WA 98101-2016
Phone:(206)834-1200
Fax:(206)834-1201

(ii) to DVA:	DaVita Inc.
601 Hawaii Street
El Segundo, CA 90245
Attn: Vice President, Finance & Purchasing
Phone:(800)310-4872
Fax:(310)536-2675

With a copy to:	601 Hawaii Street
El Segundo, CA 90245
Attn: General Counsel
Phone: (800)310-4872
Fax: (310)536-2679

17.7	This Agreement may be executed in counterparts both of which shall be deemed to be originals. Captions are intended for convenience of reference only.

17.8	Neither party is in any way the legal representative or agent of the other nor authorized or empowered to assume any obligation of any kind, implied or expressed, on behalf of the other party, without the express written consent of the other. This Agreement shall not constitute, create or in any way be interpreted as a joint venture or partnership of any kind.

17.9	Each party to this Agreement (a) has participated in the preparation of this Agreement; (b) has read and understands this Agreement; and (c) has been represented by counsel of its own choice in the negotiation and preparation of this Agreement. Each party represents that this Agreement is executed voluntarily and should not be construed against any party hereto solely because it drafted all or a portion hereof.

17.10	The failure to insist upon strict adherence to one or more or all of the provisions of this Agreement on any one or more occasions, shall not be construed as a waiver, nor shall such course of action deprive a party of the right thereafter to require strict compliance with same.

17.11	Any discounts, rebates, incentives, or other reductions in price issued by MDS to its MDS CONTRACT DISTRIBUTOR under this Agreement may constitute a discount within the meaning of 42 U.S.C. Section 1320a-7b (b)(3)(A). DVA may have an obligation to properly disclose and appropriately reflect such discount to any state or federal program that provides cost or charge based reimbursement to DVA for the items to which the discount applies. MDS shall also provide to DVA or MDS CONTRACT DISTRIBUTOR any other information that they may require in order to comply with any such obligations.

17.12	To the extent required by §1861(v)(l)(I) of the Social Security Act, as amended, the parties will allow the U.S. Department of Health and Human Services, the U.S. Comptroller General and their duly authorized representatives, access to this Agreement and records necessary to verify the nature and extent of costs incurred pursuant to it during the Term and for four years following the last date Products are furnished under it.

If MDS carries out the duties of this Agreement through a subcontract worth $10,000 or more over a 12-month period with a related organization, the subcontract shall also contain an access clause to permit access by the U.S. Department of Health and Human Services, the U.S. Comptroller General, and their duly authorized representatives to the related organization’s books and records. Nothing in this paragraph is intended to waive any right either party may have under applicable law or regulations to retain in confidence information included in records so requested.
     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

MEDISYSTEMS CORPORATION	DAVITA INC.

By: /s/ David S. Utterberg	By: /s/ HWG Seay

Name: David S. Utterberg	Name: HWG Seay

Title: President	Title: VP Finance

Date: 01/04/04	Date: 12/22/03

Schedule A
MDS PRODUCTS
     BLOOD TUBING PRODUCTS
     (1) Custom DaVita Codes consisting of:
a)	pre-pump chamber blood tubing set Code K3-9992/9792 Rev. 04, and

b) post-pump chamber blood tubing set code K3-9990/9792 Rev. 04; in each case as per samples heretofore provided to DVA and referenced by the final accepted specification drawings attached as pages 17-A through 17 — C hereto (collectively, the “CUSTOM DVA CODES”); and
     (2) all other ReadySet blood tubing set codes currently in use by DVA clinics, as of the Effective Date of this Agreement:
K3-9692/9793
K3-9690/9792
K3-9691/9792
K3-9642/9795
K3-9696/9793
K3-8630/9795,
(the “OTHER BLOODLINE CODES”).
     The OTHER BLOODLINE CODES together with the CUSTOM DVA CODES are referred to herein as the “BLOOD TUBING PRODUCTS”.
     ACCESS DEVICES
     (1) AVF Needle Set codes currently in use by DVA clinics, as of the Effective Date of this Agreement:
a)	MDS Codes D9-20XXMG (w/ MasterGuard®), TWINPACK+™,

b)	MDS Codes S9-70XXMG (w/ MasterGuard), single,

c)	MDS Codes D9-20XX (w/o MasterGuard), TWINPACK+,

d)	MDS Codes S9-70XX (w/o MasterGuard, single), (the “AVF NEEDLE SETS”), and
     (2) Medic plastic antistick needle/connector codes currently in use by DVA clinics, as of the Effective Date of this Agreement:
a)	MDS Code M8-5005 and

b)	MDS Code M8-5007 (the “MEDIC”).

Schedule A
MDS PRODUCTS
The MEDIC together with the AVF NEEDLE SETS are referred to herein as the “ACCESS DEVICES”.
Specifications for CUSTOM DVA CODES
[**]

Schedule B
EFFECTIVE PRICES
[**]

BLOOD TUBING PRODUCTS

CUSTOM DVA CODES
Code: K3-9992/9792 Rev. 04	[**]
Code: K3-9990/9792 Rev. 04	[**]

OTHER BLOODLINE CODES	[**]

ACCESS DEVICES

AVF NEEDLE SETS
Codes D9-20XXMG (w/ MasterGuard), TWINPACK+	[**]
Codes S9-70XXMG(w/MasterGuard), single	[**]
Codes D9-20XX (w/o MasterGuard), TWINPACK+	[**]
Codes S9-70XX (w/o MasterGuard), single	[**]

MEDIC plastic antistick needle/connector
Code M8-5005 (“bevel tip”, bulk, sterile)	see * below
Code M8-5007 (“bevel tip”, sterile, tamperproof)	see * below

1st Contract Year*
Total Unit Purchases of:
[**]	[**]	[**]
[**]	[**]	[**]

2nd Contract Year*
Total Unit Purchases of:
[**]	[**]	[**]
[**]	[**]	[**]

* [**]. The 1st Contract Year commences on the Effective Date and the 2nd Contract Year commences on the first anniversary of the Effective Date.

Schedule C
AUTHORIZED MDS CONTRACT DISTRIBUTORS
[**]
[**]

FIRST AMENDMENT
     THIS FIRST AMENDMENT (this “Amendment”) is effective as of the 24th day of June 2005 (“Amendment Date”) by and between Medisystems Corporation, a Washington corporation (“MDS”) and DaVita Inc., a Delaware corporation (“DVA”).
WITNESSETH:
     WHEREAS, MDS and DVA entered into an agreement effective December 22, 2003 (the “Effective Date”) relating to the purchase by DVA from MDS CONTRACT DISTRIBUTORS of certain blood tubing products and access devices (the “Agreement”); and
     WHEREAS, the parties wish to amend the Agreement to extend the Term thereof and to modify certain other provisions of the Agreement.
     NOW, THEREFORE, in consideration of the promises herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.	Section 1.1 of the Agreement is hereby deleted in its entirety and amended to read as follows:

1.1	(a) Except as set forth in Section 1.1 (b) and (c), during the Term of this Agreement, DVA shall purchase BLOOD TUBING PRODUCTS (as identified and defined on Schedule A) from DVA’s chosen MDS CONTRACT DISTRIBUTOR (as identified on Schedule C) sufficient to fulfill at least [**] percent ([**]%) of DVA’s total blood tubing set usage (in pairs) in DVA-owned facilities, including inventory needs, but not including [**] unless and until DVA elects by [**] days written notification to MDS, which notification shall be given by DVA upon the earlier of (X) [**] or (Y) the date on which such acquired facility has used up its inventory of blood tubing products (the “BLOODLINE COMMITMENT”).

(b) If during the first twelve (12) months following the Amendment Date, DVA determines that it can [**], then DVA shall provide written notice to MDS of these findings and: (y) beginning on July 21, 2006, DVA’s BLOODLINE COMMITMENT shall be decreased from ([**]%) of DVA’s total blood tubing set usage (in pairs) in DVA-owned facilities, including inventory needs, to [**] percent ([**]%) of DVA’s total blood tubing set usage (in pairs) in DVA-owned facilities, including inventory need (but not including any [**]

and (z) beginning on August 21, 2006, DVA’s BLOODLINE COMMITMENT shall be decreased from [**] percent ([**]%) of DVA’s total blood tubing set usage (in pairs) in DVA-owned facilities, including inventory needs, to [**] percent ([**]%) of DVA’s total blood tubing set usage (in pairs) in DVA-owned facilities, including inventory needs (but not including any [**].

(c) If during the first eighteen (18) months following the inception, if any, of the Second BTP Renewal Term as such term is defined in Section 5.1 below, it is determined by DVA that it can [**], then DVA shall provide written notice to MDS of these findings and: (y) beginning on July 21, 2008, DVA’s BLOODLINE COMMITMENT shall be decreased from ([**]%) of DVA’s total blood tubing set usage (in pairs) in DVA-owned facilities, including inventory needs, to [**] percent ([**]%) of DVA’s total blood tubing set usage (in pairs) in DVA-owned facilities, including inventory need (but not including any [**] and (z) beginning on August 21, 2008, DVA’s BLOODLINE COMMITMENT shall be decreased from [**] percent ([**]%) of DVA’s total blood tubing set usage (in pairs) in DVA-owned facilities, including inventory needs, to [**] percent ([**]%) of DVA’s total blood tubing set usage (in pairs) in DVA-owned facilities, including inventory needs (but not including any [**].

(d) For purposes of this Amendment, the term [**] shall be determined solely by DVA through an evaluation of the BLOOD TUBING PRODUCTS [**] (the “Evaluation”), Although MDS shall be entitled to receive a copy of an explanation of the Evaluation results, MDS hereby acknowledges that it shall have no rights, whatsoever, to challenge DVA’s determination.

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(e) MDS may audit DVA’s compliance with the BLOODLINE COMMITMENT, at its sole cost and expense, by a third party accounting firm reasonably acceptable to DVA and with confidentiality requirements acceptable to DVA, during normal business hours and upon at least [**] business days notice to DVA. If during each [**] period during the Term of this Agreement DVA [**], DVA shall [**] not so purchased during [**] period, and, except for this provision and the terms of section 1.4 below, MDS shall not be entitled to any other damages or remedy whatsoever. Any such payment by DVA to MDS shall be made within [**] days of the anniversary of this Agreement.

2.	Section 1.2 of the Agreement is hereby deleted in its entirety and amended to read as follows:

1.2	(a) From the Effective Date until the Amendment Date of this Agreement (the “Initial AVF Period”), DVA shall purchase AVF NEEDLE SETS (as identified and defined on Schedule A) from DVA’s chosen MDS CONTRACT DISTRIBUTOR sufficient to fulfill at least [**] percent ([**]%) of DVA’s total AVF set usage (in each equivalents) in DVA-owned facilities, including inventory needs, but not including [**] unless and until DVA elects by [**] days written notification to MDS, which notification shall be given by DVA upon the earlier of (X) [**] or (Y) the date on which such acquired facility has used up its inventory of AVF products (the “AVF COMMITMENT” for the Initial AVF Period). The foregoing AVF COMMITMENT shall go into effect commencing three (3) months after the Effective Date of this Agreement (with the first three months constituting a “grace period”).

(b) Effective as of the Amendment Date, DVA [**] AVF needles, in each needle equivalents, of the AVF NEEDLE SETS (as identified and defined on Schedule A) per month from DVA’s chosen MDS CONTRACT DISTRIBUTOR (the “AVF COMMITMENT” commencing after the Amendment Date of this Agreement.)

(c) MDS may audit annual compliance for the Initial AVF Period, at its sole cost and expense, by a third party accounting firm reasonably acceptable to DVA and with confidentiality requirements acceptable to DVA, during normal business hours and upon at least [**] business days notice to DVA.

(d) If during each [**] period during the Term of this Agreement DVA [**], DVA shall [**] not so purchased during [**] period (but this provision shall not apply with respect to the “grace period”), and, except for this provision and the

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terms of section 1.4 below, MDS shall not be entitled to any other damages or remedy whatsoever. Any such payment by DVA to MDS shall be made within [**] days of each anniversary of this Agreement.

3.	Section 5.1 of the Agreement is hereby amended in its entirety to read as follows:

5.1	Unless earlier terminated pursuant to this Sections, this Agreement shall continue in effect as follows:

(a) for BLOOD TUBING PRODUCTS, through September 21, 2006 (“First BTP Renewal Term”); provided, however, that if DVA determines that it can not [**] pursuant to the terms set forth in Section 1.1 of this Agreement, this Agreement shall be renewed for an additional term of twenty-four (24) months through September 21, 2008 (“Second BTP Renewal Term”).

(b) for all other MDS PRODUCTS, through December 21, 2007.

4.	The following sentence shall be added to Schedule B, following the tier pricing structure applicable to the MEDIC plastic antistick needle/connector for the 2nd Contract Year, as follows: “The tier pricing structure for the 3rd and 4th Contract Years shall [**].”

5.	Defined terms used herein without definitions have the meanings assigned to such terms in the Agreement.

6.	Except as specifically and expressly modified herein, all of the terms and conditions of the Agreement shall remain in full force and effect as originally written.

7.	This Amendment may be executed in multiple counterparts, and all such counterparts shall constitute a single amendment.
     IN WITNESS WHEREOF, authorized representatives of the parties have executed this Amendment to the Agreement.

MEDISYSTEMS CORPORATION		DAVITA INC.

By:	/s/ David Utterberg	By:	/s/ HWG Seay

Name:	David Utterberg	Name:	HWG Seay

Title:	President	Title:	Vice President

Date:	6/24/05	Date:	6/28/05

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